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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 25, 2000

                         DELPHOS CITIZENS BANCORP, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                       1-12141               34-1840187
----------------------------------      ------------         ---------------
(State or other Jurisdiction of         (Commission          (IRS Employer
incorporation or organization)          File Number)        Identification No.)


                    114 East Third Street, Delphos, OH 45833
                  --------------------------------------------
                    (Address of principal executive offices)

                                 (419) 692-2010
                             ----------------------
              (Registrant's telephone number, including area code)

                                       N/A
     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)






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ITEM 5.  OTHER EVENTS.
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      On August 25, 2000, United Bancshares, Inc. ("UBI") and Delphos Citizens
Bancorp, Inc. ("Delphos"), entered into an Affiliation Agreement (the "Affiliation Agreement") pursuant to which Delphos will merge with and into UBI. As a result of the merger, Citizens Bank of Delphos will become a wholly owned subsidiary of UBI. The Affiliation Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

      Pursuant to the terms of the Affiliation Agreement, each share of Delphos common stock, $0.01 par value per share, issued and outstanding at the effective time of the merger, will become and be converted into the right to receive .8749 of a share of UBI common stock, par value $.01 per share, and $5.41 in cash.

      If the price of UBI common stock during a measurement period prior to closing is less than $9.20 and the number obtained by dividing AMVPS by $11.50 is less than 90% of the quotient obtained from dividing the Nasdaq Bank Stock Index on the 5th day prior to the Effective Time by the Nasdaq Bank Stock Index on the date of the Affiliation Agreement, Delphos has the right to terminate the Affiliation Agreement unless UBI elects to increase the cash portion of the merger consideration. In that case, the cash portion of the merger consideration will equal the difference between $13.46 and the product of AMVPS and .8749.

      The merger will be structured as a tax-free reorganization and will be accounted under the purchase method of accounting. Consummation of the merger is subject to various conditions, including the approval of the shareholders of UBI and Delphos and the receipt of all requisite regulatory approvals.

      Following consummation of the merger, the Board of Directors of UBI will have twelve members and will be composed of eight members of UBI's current Board of Directors and three members of Delphos' current Board of Directors as well as the Chief Executive Officer of the Citizens Bank of Delphos.

      The summary of the Affiliation Agreement is not complete and is qualified in its entirety by reference to the complete text of such documents filed as an exhibit herewith and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND OTHER EXHIBITS.
         ---------------------------------------

Exhibit 2.1 Affiliation Agreement, dated as of August 25, 2000, by and between United Bancshares, Inc. and Delphos Citizens Bancorp, Inc.




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DELPHOS CITIZENS BANCORP, INC.



Dated:  August 29, 2000                By: /s/ Joseph R. Reinemeyer
                                           -------------------------------------
                                           Joseph R. Reinemeyer
                                           President and Chief Executive Officer






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